Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 1663

(Name, address and telephone number of agent for service)

CHEVRON U.S.A. INC.

(Exact name of obligor as specified in its charter)

Pennsylvania	25-0527925
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road San Ramon, CA	94583
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, approved March 29, 2019, incorporated herein by reference to Exhibit S-3ASR filed with Form T-1 Statement, Registration No. 333-236787.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 7th day of August, 2020.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Bridgette Casasnovas
Name: Bridgette Casasnovas
Title: Vice President

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 Board of Governors of the Federal Reserve System OMB Number 7100-0036 Federal Deposit Insurance Corporation OMB Number 3064-0052 Office of the Comptroller of the Currency OMB Number 1557-0081 Approval expires March 31, 2023 Page 1 of 86 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business March 31, 2020 20200331 (RCON 9999) This report is required by law: 12 U.S.C. § 324 (State member This report form is to be filed by banks with domestic offices only banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 and total consolidated assets of less than $100 billion, except (National banks); and 12 U.S.C. §1464 (Savings associations). those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes Unless the context indicates otherwise, the term “bank” in this that are required to file the FFIEC 031. report form refers to both banks and savings associations. NOTE: Each bank’s board of directors and senior management are schedules) for this report date have been prepared in confor responsible for establishing and maintaining an effective system of mance with the instructions issued by the appropriate Federal internal control, including controls over the Reports of Condition and regulatory authority and are true and correct to the best of my Income. The Reports of Condition and Income are to be prepared in knowledge and belief. accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial We, the undersigned directors (trustees), attest to the correctness Officer (CFO) of the reporting bank (or by the individual performing an of the Reports of Condition and Income (including the supporting equivalent function) and attested to by not less than two directors schedules) for this report date and declare that the Reports of (trustees) for state nonmember banks and three directors for state Condition and Income have been examined by us and to the best member banks, national banks, and savings associations. of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory I, the undersigned CFO (or equivalent) of the named bank, attest authority and are true and correct. that the Reports of Condition and Income (including the supporting Director (Trustee) Signature of Chief Financial Officer (or Equivalent) Director (Trustee) 04/30/2020 Date of Signature Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports Report) data by either: of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated (a) Using computer software to prepare its Call Report and then version of this page) to the hard-copy record of the data file submitting the report data directly to the FFIEC’s Central Data submitted to the CDR that your bank must place in its files. Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or The appearance of your bank’s hard-copy record of the submitted (b) Completing its Call Report in paper form and arranging with a data file need not match exactly the appearance of the FFIEC’s software vendor or another party to convert the data into the sample report forms, but should show at least the caption of each electronic format that can be processed by the CDR. The Call Report item and the reported amount. software vendor or other party then must electronically submit the bank’s data file to the CDR. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by New York fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. City (RSSD 9130) FDIC Certificate Number 623 NY 10005 (RSSD 9050) State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 8EWQ2UQKS07AKK8ANH81 (Report only if your institution already has an LEI.) (RCON 9224) The estimated average burden associated with this information collection is 50.11 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 03/2020 06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 FFIEC 041 Page 18 of 86 RC-2 Schedule RC—Continued Dollar Amounts in Thousands RCON Amount Liabilities—continued 20. Other liabilities (from Schedule RC-G) 2930 2,396,000 20. 21. Total liabilities (sum of items 13 through 20) 2948 31,726,000 21. 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838 0 23. 24. Common stock 3230 2,127,000 24. 25. Surplus (exclude all surplus related to preferred stock) 3839 931,000 25. 26. a. Retained earnings 3632 6,754,000 26.a. b. Accumulated other comprehensive income    B530 (1) (1,000) 26.b. c. Other equity capital components    A130 (2) 0 26.c. 27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 9,811,000 27.a. b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 0 27.b. 28. Total equity capital (sum of items 27.a and 27.b) G105 9,811,000 28. 29. Total liabilities and equity capital (sum of items 21 and 28) 3300 41,537,000 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of RCON Number any date during    2019 6724 2a M.1. 1a = An integrated audit of the reporting institution’s financial 2b = An audit of the reporting institution’s parent holding company’s statements and its internal control over financial reporting consolidated financial statements only conducted in conducted in accordance with the standards of the American accordance with the auditing standards of the AICPA or the Institute of Certified Public Accountants (AICPA) or Public PCAOB by an independent public accountant that submits a Company Accounting Oversight Board (PCAOB) by an indepen- report on the consolidated holding company (but not on the dent public accountant that submits a report on the institution institution separately) 1b = An audit of the reporting institution’s financial statements only 3 = This number is not to be used conducted in accordance with the auditing standards of the 4 = Directors’ examination of the bank conducted in accordance AICPA or the PCAOB by an independent public accountant that with generally accepted auditing standards by a certified public submits a report on the institution accounting firm (may be required by state-chartering authority) 2a = An integrated audit of the reporting institution’s parent holding 5 = Directors’ examination of the bank performed by other external company’s consolidated financial statements and its internal auditors (may be required by state-chartering authority) control over financial reporting conducted in accordance with the 6 = Review of the bank’s financial statements by external auditors standards of the AICPA or the PCAOB by an independent public 7 = Compilation of the bank’s financial statements by external accountant that submits a report on the consolidated holding auditors company (but not on the institution separately) 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work To be reported with the March Report of Condition. RCON Date 2. Bank’s fiscal year-end date (report the date in MMDD format) 8678 1231 M.2. 1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow    hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2. Includes treasury stock and unearned Employee Stock Ownership Plan shares. 06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 FFIEC 041 Page 18 of 86 RC-2 Schedule RC—Continued Dollar Amounts in Thousands RCON Amount Liabilities—continued 20. Other liabilities (from Schedule RC-G) 2930 2,396,000 20. 21. Total liabilities (sum of items 13 through 20) 2948 31,726,000 21. 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838 0 23. 24. Common stock 3230 2,127,000 24. 25. Surplus (exclude all surplus related to preferred stock) 3839 931,000 25. 26. a. Retained earnings 3632 6,754,000 26.a. b. Accumulated other comprehensive income    B530 (1) (1,000) 26.b. c. Other equity capital components    A130 (2) 0 26.c. 27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 9,811,000 27.a. b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 0 27.b. 28. Total equity capital (sum of items 27.a and 27.b) G105 9,811,000 28. 29. Total liabilities and equity capital (sum of items 21 and 28) 3300 41,537,000 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of RCON Number any date during    2019 6724 2a M.1. 1a = An integrated audit of the reporting institution’s financial 2b = An audit of the reporting institution’s parent holding company’s statements and its internal control over financial reporting consolidated financial statements only conducted in conducted in accordance with the standards of the American accordance with the auditing standards of the AICPA or the Institute of Certified Public Accountants (AICPA) or Public PCAOB by an independent public accountant that submits a Company Accounting Oversight Board (PCAOB) by an indepen- report on the consolidated holding company (but not on the dent public accountant that submits a report on the institution institution separately) 1b = An audit of the reporting institution’s financial statements only 3 = This number is not to be used conducted in accordance with the auditing standards of the 4 = Directors’ examination of the bank conducted in accordance AICPA or the PCAOB by an independent public accountant that with generally accepted auditing standards by a certified public submits a report on the institution accounting firm (may be required by state-chartering authority) 2a = An integrated audit of the reporting institution’s parent holding 5 = Directors’ examination of the bank performed by other external company’s consolidated financial statements and its internal auditors (may be required by state-chartering authority) control over financial reporting conducted in accordance with the 6 = Review of the bank’s financial statements by external auditors standards of the AICPA or the PCAOB by an independent public 7 = Compilation of the bank’s financial statements by external accountant that submits a report on the consolidated holding auditors company (but not on the institution separately) 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work To be reported with the March Report of Condition. RCON Date 2. Bank’s fiscal year-end date (report the date in MMDD format) 8678 1231 M.2. 1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow    hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2. Includes treasury stock and unearned Employee Stock Ownership Plan shares. 06/2012